ANNUAL STATEMENT AS TO COMPLIANCE
OFFICER'S CERTIFICATE

RE: Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass- Through
Certificates, Series 2004-HQ3

In accordance with Section 8.12 of the Pooling and Servicing Agreement, (the
"Agreement") dated March 1, 2004 executed by and between Morgan Stanley Dean
Witter Capital I Inc., (as "Depositor"), Wells Fargo Bank National Association, (as
"Master Servicer"),GMAC Commercial Mortgage Corporation (as "Special Servicer"),
LaSalle Bank National Association, (as "Trustee"), and ABN AMRO Bank N.V., (as
"Fiscal Agent") as authorized officer of the Master Servicer I certify that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year.

Wells Fargo Bank, National Association
"Master Servicer'

/s/ David Huebner
David Huebner
Vice President
Wells Fargo Bank National Association
Commercial Mortgage Servicing